EXHIBIT 10.1

Nickel Purchase Agreement

(the “Agreement”)

Dated 4th January 2013

Introduction

WHEREAS, N.M. KANDILIS S.A., a company duly registered and incorporated in Kozani, 27, Vermiou, 50100 Kozani (hereinafter the “Seller”) has agreed to sell to NewLead Holdings Ltd., a Bermuda corporation (hereinafter “Newlead”), nickel wire with a value of at least US$212 million (United States Dollars two hundred twelve million) upon delivery (the “Nickel”) in exchange for 258,536,585 newly issued Newlead Common Shares (the “Shares”).

NOW, THEREFORE, the parties hereto hereby agree as follows:

1	Definitions

1.1	“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

1.2	“Pickfords” means Pickfords Move Management Limited of London.

1.3	“Encumbrances” means mortgages, charges, assignments by way of security, hypothecations, pledges, security interests, liens and other encumbrances of every nature and kind.

1.4	“Nickel” means at least 3,750 grams (three thousand seven hundred and fifty grams) of nickel wire that is refined to standards meeting or exceeding those set forth in Annex A hereto and having a value upon delivery as determined pursuant to Section ___ of at least US$212 million (United States Dollars two hundred twelve million).

2	Delivery Obligations

2.1	Within [five (5)] Business Days of the date hereof, the Seller shall instruct Pickfords to deliver to Newlead the Nickel to be sold and delivered under this Agreement. Delivery of the Nickel to NewLead shall be deemed to have been made at the time the Nickel is received by Newlead from Pickfords and Newlead has received the relevant certification referred to in Section 2.3 (the “Time of Delivery”). Title to, and risk of loss of, the Nickel shall pass from the Seller to NewLead at the Time of Delivery. All costs and expenses pertaining to the delivery of the Nickel shall be borne by the Seller.

2.2	The Seller Hereby represents, warrants and covenants that, at the Time of Delivery:

i.	It is the legal and beneficial owner of the Nickel delivered to the Custodian;

ii.	It has good, valid and marketable title to such Nickel.

iii.	It has good, certificate of origin of such Nikel.

iv.	Such Nickel is free and clear of all Encumbrances.

v.	Such Nickel to be delivered in a safe place in London, UK.

2.3	It shall be a condition to Newlead’s obligation to issue the Shares as per Annex A upon receipt of certificates from IGAS and Matthey Bank certifying as to the weight and purity of the Nickel and that the value of the Nickel equals or exceeds $212 million.

2.4	The Shares shall be issued as per Annex A pursuant to a subscription agreement (the “Subscription Agreement” of which under rule 144 the said shares will be registered after 180 days) to be entered into on or about the date of this Agreement.

2.5	NewLead shall, at its own expense, issue and deliver to Seller the Shares or as soon as practical after the Time of Delivery (as defined below).

3	Further assurance

3.1	Seller hereby further undertakes from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of NewLead may be necessary or desirable for the perfection of Newlead’s title in the Nickel and the issuance and delivery of the Shares in accordance with the terms of this Agreement.

3.2	Seller hereby confirms that the necessary due diligence investigation of NewLead has been carried out and results are found to be satisfactory.

3.3	This Agreement and the Subscription Agreement contain the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

4	Miscellaneous

No term of this letter is enforceable under this Agreement by a person who is not a party to this Agreement.

5	Law

This assignment is governed by the laws of the State of New York, without giving effect to any choice of law or conflicts of laws rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

SIGNED, SEALED and DELIVERED as a DEED	)
By Vasileios Telikostoglou, President/ Director	)	By:	/s/ Vasileios Telikostoglou
for and on behalf of	)	Name:	Vasileios Telikostoglou
N.M. KANDILIS S.A. of Kozani, Greece	)	Title:	President / Director
in the presence of:	)

Kandilis M. Nikolaos
Keramoplinthopiia Kozanis A.E.
5th klm Kozanis - Larisas
Tel. 26410 35225
AFM: 094029668 DOY: KOZANIS

SIGNED, SEALED and DELIVERED as a DEED	)
By Michael Zolotas, CEO / Director	)	By:	/s/ Michael Zolotas
for and on behalf of	)	Name:	Michael Zolotas
NEWLEAD HOLDINGS LTD of Bermuda	)	Title:	CEO / Director
in the presence of:	)

ANNEX “A”

NAME		NO. OF SHARES

1.	VASILEIOS TELIKOSTOGLOU	244,905,152

2.	ESSENTIAL HOLDING LTD of the Republic of Marshall Islands	13,631,433